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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
APRIL 12, 2001

                                                     CONTACT: H. Lee Thrash, III
                                                         Chief Financial Officer
                                                                  (770) 948-3101

                      CARAUSTAR INDUSTRIES, INC. ANNOUNCES
                          IT EXPECTS FIRST QUARTER LOSS

ATLANTA, GEORGIA - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that it expects first quarter results to be a loss of approximately $0.12 to $0.14 per share excluding restructuring and one-time charges. In the first quarter of 2000, Caraustar reported fully diluted earnings of $0.25 per share excluding restructuring and one-time charges.

Thomas V. Brown, president and chief executive officer of Caraustar, commented, "The first two months of 2001 were slow to recover from the 25 percent decline in demand our industry suffered over the last six to eight weeks of 2000. March showed signs of recovery with backlogs growing early in the month, but weakening in the second half. As a consequence, Caraustar's overall demand in the first quarter of 2001 was down approximately 2 percent from the fourth quarter of 2000. The general trend, as evidenced by the March results, is for a gradual but slow recovery in volume as we move into the second quarter and beyond.

"More importantly, we have secured two new business relationships that are expected to improve mill volumes by an estimated 50 thousand annual tons by the end of the second quarter of 2001. We are also encouraged by the progress that is being made on several other new product developments that are expected to have a further positive impact on mill volumes in the second half of 2001. These new product developments for the most part do not compete with existing recycled paperboard products but rather with other substrates. The successful integration of these products into our mill system should have a significant effect on improving our mill capacity utilization and operating profits in what are clearly recessionary conditions in our industry."

Brown added, "Continued reduction in fiber costs during the quarter were offset by a decline in selling prices. Energy costs in January and February exceeded their prior year levels by approximately 40 percent, or $20 per ton. In March, energy costs decreased some 12 percent, with additional decreases in April. "

         Caraustar (NASDAQ: CSAR) will host a Web cast to review first quarter 2001 earnings on Tuesday, April 24, 2001, beginning at 10:30 a.m. (EDT). In order to listen to the Web cast of its conference call, please log on to the Web site URL listed below for the conference call Web cast.


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Web cast:         HTTP://WWW.VIDEONEWSWIRE.COM/CARAUSTAR/042401/or

                  HTTP://WWW.CARAUSTAR.COM and look for the Web cast button/icon on the "Our Financials" page of Caraustar's Web site.

* (NOTE: You must have installed RealPlayer Audio on your system to participate on the Web cast. Please allow for time to download and prepare your system to participate in the Web cast. Visit www.realplayer.com to download the free software.)

** You can access the Web cast over the next 90 days archived through: http://www.caraustar.com ON THE "OUR FINANCIALS" PAGE.

Caraustar, a recycled packaging company, is one of the largest and lowest-cost manufacturers and converters of recycled paperboard and recycled packaging products in the United States. The company has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar is the only major packaging company that serves the four principal recycled paperboard product markets: tubes, cores and cans; folding carton and custom packaging; gypsum wallboard facing paper; and miscellaneous "other specialty" products.

This press release contains certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company's expectations, anticipations or beliefs, including statements regarding the company's expected earnings for the first quarter of 2001, the expected effect of energy costs, and expectations regarding future demand for the company's products, market opportunities and the company's future performance. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, fluctuations in raw material prices and energy costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for the company's products, changes in government regulations, the company's ability to complete acquisitions and successfully integrate the operations of acquired businesses and the company's ability to service its substantial indebtedness. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company's registration statements and reports filed with the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the Web Site of the Securities and Exchange Commission (http://www.sec.gov). The company does not undertake any obligation to update any forward-looking statements.

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